Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Contineum Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(4)	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)

Equity	Class A Common Stock, par value $0.001 per share	Rule 457(h) Rule 457(c)	2,960,209(2)	$16.00(3)	$47,363,344.00	0.00014760	$6,990.83

Equity	Class A Common Stock, par value $0.001 per share	Rule 457(h)	2,872,877(4)	$6.82(5)	$19,593,021.14	0.00014760	$2,891.93

Equity	Class A Common Stock, par value $0.001 per share	Rule 457(h) Rule 457(c)	280,000 (6)	$13.60(7)	$3,808,000.00	0.00014760	$562.06

Total Offering Amounts					$70,765,365.14		$10,444.82

Total Fee Offsets(8)							—

Net Fee Due							$10,444.82

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”), the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”), and the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”), as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.

(2)

Represents 2,700,000 shares of Common Stock reserved for issuance under the 2024 Plan, plus 260,209 shares of Common Stock that were reserved but not issued under the 2012 Plan and are not subject to any awards granted thereunder. To the extent that shares previously issued pursuant to awards granted under the 2012 Plan are reacquired by the Registrant after the date of this Registration Statement, or if outstanding awards granted under the 2012 Plan are forfeited, expire or lapse unexercised after the date of this Registration Statement, or if shares issued under the 2012 Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, such shares will become available for issuance under the 2024 Plan, up to a maximum of 2,881,810 shares. See footnotes 3 and 4 below. In general, to the extent that any awards under the 2024 Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the 2024 Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the 2024 Plan, as will shares applied to pay the exercise price or purchase price of an award or to satisfy tax withholding obligations related to any award.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the initial public offering price of the Registrant’s Common Stock for the Registrant’s initial public offering pursuant to its Registration Statement on Form S-1 (File No. 333-278003) declared effective on April 4, 2024 (the “Initial Public Offering Price”).

(4)

Represents shares of Common Stock reserved for issuance pursuant to stock option awards outstanding under the 2012 Plan as of the date of this Registration Statement. To the extent any such awards are forfeited, expire or lapse unexercised subsequent to the date of this Registration Statement, the shares of Common Stock reserved for issuance pursuant to such awards will become available for issuance under the 2024 Plan. See footnote 2 above.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $6.82 per share of the Registrant’s Common Stock (rounded up to the nearest hundredth).

(6)	Represents shares of Common Stock issuable under the 2024 ESPP.
(7)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the Initial Public Offering Price, multiplied by 85%. Pursuant to the 2024 ESPP, the purchase price of a share of Common Stock is 85% of the fair market value of the Registrant’s Common Stock.

(8)	The Registrant does not have any fee offsets.